Exhibit 99.1

BRACE SHOP, LLC
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash	$45,334	$69,169
Accounts Receivable	12,857	20,790
Inventories	294,781	301,883
Other Current Assets	17,427	-

Total Current Assets	370,399	391,842

Property and Equipment, net	12,585	13,468
Office Building and Building Improvements, net	882,590	888,846

Total Assets	$1,265,574	$1,294,156

LIABILITIES AND MEMBER'S DEFICIT

CURRENT LIABILITIES:
Accounts Payable	$1,564,191	$1,526,309
Accrued Expenses	23,279	31,672
Sales Returns Reserve	37,954	33,945
Mortgage Notes Payable, current portion	33,019	32,654
Line of Credit	349,000	349,000
Notes Payable, net of debt discount of $0 and $33,071 respectively	-	216,251
Convertible Notes Payable, current portion including premium of $106,667 and $0 respectively	266,667	-
Related Parties Loans Payable	121,500	121,500
Related Party Notes Payable	250,000	125,000
Guarantee Liabilities	294,117	147,058
Total Current Liabilities	2,939,727	2,583,389

Mortgage Notes Payable, net of current portion and discount	742,714	750,988
Convertible Notes Payable, including premium of $53,333 and $0 respectively net of current portion	133,333	-

Total Liabilities	3,815,774	3,334,377

Commitments and Contingencies (Note 11)

Total Member's Deficit	(2,550,200)	(2,040,221)

Total Liabilities and Member's Deficit	$1,265,574	$1,294,156

See accompanying notes to unaudited consolidated financial statements.